Exhibit 16.5
Thomas Leger & Co., L.L.P., Certified Public Accountants

May 2, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: MED-X SYSTEMS, INC.  -  Commission File Number 000-33107

This is to confirm the client-auditor relationship between Med-X Systems, Inc. (Commission File Number 000-33107) and Thomas Leger & Co., L.L.P. ceased.  Thomas Leger & Co., L.L.P. notified the Commission on January 7, 2008 the client-auditor relationship had ceased.  Thomas Leger & Co., L.L.P. performed no services for the Registrant from August 14, 2007 through January 7, 2008.

We agree we issued reports for 2006 and 2005 with a going concern qualification and there were no other qualifications for 2006 and 2005.

We agree during the Registrants two most recent fiscal years there were no disagreements between the Registrant and Thomas Leger & Co., L.L.P., if not resolved to the satisfaction of Thomas Leger & Co., L.L.P., would have caused it to make reference to the subject matter of the disagreements in connection with its reports.  We disagree to the reference of the subsequent interim period August 14, 2007 through January 7, 2008 preceding Thomas Leger’s resignation.  Thomas Leger & Co., L.L.P. performed no procedures subsequent to August 14, 2007 as previously stated.

We agree with the Registrant’s statement that none of the reportable events set forth in Regulation S-K Item 304(a)(1)(v) (A)-(D) occurred prior to August 14, 2007.  We have no basis to agree or disagree as to reportable events set forth in Regulation S-K Item 304(a)(1)(v) (A)-(D) subsequent to August 14, 2007.

The Registrant’s recent filings indicate RBSM LLP performed certain services for the Registrant from February 23, 2007 through April 8, 2008.  Thomas Leger & Co., L.L.P. has no basis on which to agree or disagree as to such statement.

Thomas Leger & Co., L.L.P. did not review Form 10-QSB filed with the Commission November 14, 2007.  Thomas Leger & Co., L.L.P. did not learn of the November 14, 2007 filing until January 7, 2008.  Thomas Leger & Co., L.L.P. also did not review Form 8-K filed with the Commission on August 30, 2007.

We have no basis on which to agree or disagree with any other statements made in the Form 8-K/A and, accordingly, make no comment on such statements.

Regards,

/S/ Thomas Leger & Co., L.L.P.

1235 North Loop West, Suite 907   Houston, Texas 77008-4707  Ph (713) 868-1065  Fx (713) 869-4828